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Exhibit 3.2

BYLAWS
OF
MEDTRONIC, INC.
(As Amended through June 24, 2004)

ARTICLE 1—MEETINGS OF SHAREHOLDERS

1.1
Regular Meetings.    Regular meetings of the shareholders of the corporation shall be held each year on the date and at the time set by the Board of Directors or by the chief executive officer. At each regular meeting the shareholders shall elect the Board of Directors and shall transact such other business as shall come properly before the meeting, in accordance with applicable provisions of the Articles of Incorporation and these Bylaws.

1.2
Special Meetings.    A special meeting of the shareholders may be called for any purpose or purposes at any time by the chief executive officer; by the chief financial officer; by the Board of Directors or any two or more members thereof; or by one or more shareholders holding not less than ten percent of the voting power of all shares of the corporation entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by twenty-five percent or more of the voting power of all shares of the corporation entitled to vote), who shall demand such special meeting by written notice given to the chief executive officer or the chief financial officer of the corporation specifying the purposes of such meeting.

1.3
Meetings Held Upon Shareholder Demand.    Within thirty days after receipt by the chief executive officer or the chief financial officer of a demand from any shareholder or shareholders entitled to call a meeting of the shareholders, it shall be the duty of the Board of Director to cause a special meeting of shareholders to be duly called and held on notice no later than ninety days after receipt of such demand. If the Board of Directors fails to cause such a meeting to be called and held as required by this Section, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 1.5 hereof at the expense of the corporation.

1.4
Place of Meetings.    Meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place, within or without the State of Minnesota, as is designated by the Board of Directors or the chief executive officer, except that a meeting called by or at the demand of a shareholder shall be held in the county where the principal executive office of the corporation is located.

1.5
Notice of Meeting.    Except as otherwise specified in Section 1.6 or required by law, written notice of each meeting of shareholders, setting out the place, date and time of any regular or special meeting, shall be given not less than four days prior to the date of the meeting to each holder of shares entitled to vote. Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at all special meetings shall be confined to the purposes stated in the notice. A shareholder may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by any shareholder is a waiver of notice of that meeting unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at the meeting and does not participate in the consideration of the item at that meeting.

1.6
Quorum and Adjourned Meeting.    The holders of a majority of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum is not present at any meeting, the meeting may be adjourned from time to time without notice other than announcement at the time of adjournment of the date, time and place at which the meeting will be reconvened. At any adjourned meeting in which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

1.7
Voting.    At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one vote for each share having voting power standing in such shareholder's name on the books of the corporation except as may be otherwise provided in the terms of the share. Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be determined by a plurality vote, and all questions decided by a majority vote, of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute, the Articles of Incorporation or these Bylaws.

1.8
Record Date.    The Board of Directors may fix a date, not exceeding sixty days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and entitled to vote at such meeting. When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed.

ARTICLE 2—DIRECTORS

2.1
Quorum and Voting.    A majority of the directors currently holding office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.

2.2
Place of Meetings.    Each meeting of the Board of Directors shall be held at the principal executive office of the corporation or at such other place as may be designated from time to time by a majority of the members of the Board, provided that if the Board shall not have designated the place of the meeting, the chief executive officer of the corporation (if then a director of the corporation) may designate a place other than the principal executive office of the corporation for any such meeting called by such chief executive officer in such officer's capacity as a director.

2.3
Regular Meetings.    Regular meetings of the Board of Directors for the election of officers and the transaction of any other business shall be held without notice at the place of and immediately after each regular meeting of the shareholders.

2.4
Special Meetings.    A special meeting of the Board of Directors may be called for any purpose or purposes at any time by any member of the Board by giving not less than twenty-four hours' notice to all directors of the date, time and place of the meeting, provided that when notice is mailed, at least four days' notice shall be given. The notice need not state the purpose of the meeting. If a meeting schedule is adopted by the Board, or if the day or date, time and place of a Board meeting have been announced at a previous Board meeting, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken.

2.5
Waiver of Notice.    A director may waive notice of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

2.6
Absent Directors.    A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes of the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

2.7
Electronic Communications.    (a) A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

(b)    A director may participate in a Board meeting not described in paragraph (a) by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

2.8
Action Without a Meeting.    An action required or permitted to be taken at a Board meeting may be taken without a meeting by written action signed by all of the directors. If the Articles of Incorporation so provide, any action, other than an action requiring shareholder approval, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all directors, all directors shall be notified immediately of its text and effective date.

2.9
Compensation.    Directors who are not salaried officers of the corporation shall receive such fixed sum and expenses per meeting attended or such fixed annual sum or both as shall be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

2.10
Committees.    The Board of Directors may, by resolution approved by the affirmative vote of a majority of the Board, establish committees having the authority of the Board in the management of the business of the corporation only to the extent provided in the resolution. Each such committee shall consist of one or more natural persons (who, except as set forth below, need not be directors) appointed by affirmative vote of a majority of the directors present at a duly held Board meeting, and shall, except in the case of a committee of disinterested persons, be subject at all times to the direction and control of the Board. A majority of the members of a committee shall constitute a quorum for the transaction of business. Such committees include but are not limited to the following:

(a)    Audit Committee.    The directors shall by resolution appoint members of the Board who are independent of management and who are free of any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment, as an Audit Committee with such powers and duties as the Board may deem appropriate, subject to review by the Board of Directors.

(b)    Compensation Committee.    The directors shall by resolution appoint members of the Board who are independent of management and who are free of any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment, as a Compensation Committee with such powers and duties as the Board may deem appropriate, subject to review by the Board of Directors.

(c)    Committee of Disinterested Persons.    The Board may by resolution establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the corporation to pursue a particular legal right or remedy of the corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the corporation. The committee, once established, is not subject to the direction or control of, or termination by, the Board. A vacancy on the committee may be filled by a majority vote of the remaining committee members. The good faith determinations of the committee are binding upon the corporation and its directors, officers and shareholders. The committee terminates when it issues a written report of its determinations to the Board.

ARTICLE 3—OFFICERS

3.1
Number and Designation.    The corporation shall have one or more natural persons exercising the functions of the offices of chief executive officer and chief financial officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation with such powers, rights, duties and responsibilities as may be determined by the Board, including, but not limited to, a Chairman of the Board, a President, one or more Executive Officers, a Secretary, a Treasurer and a Controller, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

3.2
Election, Term of Office and Qualification.    At the first meeting of the Board following each election of directors, the Board shall elect officers who shall hold office until the next election of officers or until their successors are elected or appointed and qualify, provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors present (without prejudice, however, to any contract rights of such officer).

3.3
Resignation.    Any officer may resign at any time by giving written notice to the corporation. The resignation is effective without acceptance when the notice is given to the corporation, unless a later effective date is specified in the notice.

3.4
Vacancies in Office.    A vacancy in any office of the corporation by reason of death, resignation, removal, disqualification or otherwise may, or in the case of a vacancy in the office of chief executive officer or chief financial officer, shall be filled for the unexpired term by the Board of Directors.

3.5
Chief Executive Officer.    Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer (a) shall have general active management of the business of the corporation; (b) shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles, these Bylaws or the Board to some other officer or agent of the corporation; (e) may appoint such divisional or staff officers, a secretary, a treasurer and a controller, each of whom shall have the powers, rights, duties and responsibilities delegated to him or her by the chief executive officer; (f) may maintain records of and certify proceedings of the Board and shareholders; and (g) shall perform such other duties as may from time to time be assigned by the Board.

3.6
Chief Financial Officer.    Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer (a) shall keep accurate financial records for the corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all of such officer's transactions as chief financial officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

3.7
(a)    Chairman of the Board.    The Chairman of the Board shall preside at all meetings of the shareholders and directors and shall be an ex-officio member of all committees of the Board, except as otherwise prescribed by the Board of Directors. In the event of absence or disability of the President, the Chairman of the Board shall succeed to the powers and shall perform the duties of the President until such absence or disability has terminated or the Board of Directors has elected a new President or designated a Vice President or Vice Presidents to succeed to the powers and duties of the President. In general, the Chairman of the Board shall have the powers and duties usually vested in the office of Chairman of the Board, and shall have such other duties as may be prescribed by the Board of Directors.

(b)    Vice Chairman.    The Vice Chairman of the Board shall have such duties as may be prescribed by the Board of Directors.

3.8
President.    Unless otherwise determined by the Board, the President shall be the chief executive officer of the corporation. The President shall preside at all meetings of the shareholders and directors in the absence of the Chairman of the Board.

3.9
Executive Officers.    The executive officers may include Executive Vice Presidents, divisional Presidents, Vice Presidents and other officers who shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the power and duties of the President.

3.10
Secretary.    The Secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors. The Secretary shall give proper notice of meetings of shareholders and directors and shall keep minutes of such meetings and other actions of the Board. The Secretary shall certify proceedings of the Board of Directors and shareholders, shall have charge of the share registers and stock transfer records of the corporation and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

3.11
Treasurer    The Treasurer shall perform such duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

3.12
Controller.    The Controller shall prepare financial reports, establish controls and perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

3.13
Delegation.    Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of the office to other persons.

ARTICLE 4—INDEMNIFICATION

4.1
Indemnification.    The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended, or as required or permitted by other provisions of law.

4.2
Insurance.    The corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the corporation would otherwise be required to indemnify the person against the liability.

ARTICLE 5—SHARES AND THEIR TRANSFERS

5.1
Share Certificates and Uncertificated Shares.    Shares of the corporation may be certificated or uncertificated, as provided under Minnesota law. Certificates for such shares shall be numbered (separately for each class) in the order in which they are issued, shall be entered in the books of the corporation as they are issued and shall, unless otherwise determined by the Board, be signed by the chief executive officer, the chief financial officer or any other officer of the corporation. A signature upon a certificate may be a facsimile. Certificates on which a facsimile signature of a former officer, transfer agent or registrar appears may be issued with the same effect as if such person had that capacity on the date of issue.

5.2
Stock Record.    As used in these Bylaws, the term "shareholder" shall mean the person in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. The corporation shall keep, at its principal executive office or at another place or places within the United States determined by the Board, a share register not more than one year old containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The corporation shall also keep at its principal executive office or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares were issued. Every certificate surrendered to the corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled (except as provided for in Section 5.4 of this Article 5).

5.3
Transfer of Shares.    Transfer of shares shall be made on the books of the corporation and may be authorized only by the shareholder named in the stock record books of the corporation (or his legal representative or duly authorized attorney-in-fact) and, in the case of shares represented by a certificate, upon surrender for cancellation of the certificate(s) for such shares. The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation, provided that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the corporation or to the transfer agent, shall be so expressed in the entry of transfer, and provided further, that the Board of Directors may establish a procedure whereby a shareholder may certify that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners.

5.4
Lost Certificate.    Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of sufficient indemnity in form and with one or more sureties satisfactory to the Board in order to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

5.5
Record Date.    The Board of Directors may fix a date, not exceeding sixty days preceding the date fixed for the payment of any dividend or other distribution, as a record date for the determination of the shareholders entitled to receive payment of such dividend or other distribution, and in such case only shareholders of record on the date so fixed shall be entitled to receive payments of such dividend or other distribution, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed.

ARTICLE 6—GENERAL PROVISIONS

6.1
Distributions, Acquisitions of Shares.    The Board of Directors may authorize distributions upon the shares of the corporation or acquisitions by the corporation of such shares to the extent permitted by law.

6.2
Fiscal Year.    The fiscal year of the corporation shall be established by the Board of Directors.

6.3
No Corporate Seal.    There shall be no corporate seal.

6.4
Voting Securities Held by the Corporation.    Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the corporation; and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the chief executive officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

6.5
Amendments.    The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the corporation, subject to the power of the shareholders to change or repeal the same, provided, however, that the Board shall not adopt, amend or repeal any Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but may adopt or amend a Bylaw that increases the number of directors.

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  Exhibit 3.2
BYLAWS OF MEDTRONIC, INC. (As Amended through June 24, 2004)
ARTICLE 1—MEETINGS OF SHAREHOLDERS
ARTICLE 2—DIRECTORS
ARTICLE 3—OFFICERS
ARTICLE 4—INDEMNIFICATION
ARTICLE 5—SHARES AND THEIR TRANSFERS
ARTICLE 6—GENERAL PROVISIONS